UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 26, 2007

ETERNAL ENERGY CORP.

(Exact name of registrant as specified in its charter)

Nevada	0-50906	20-0237026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2549 West Main Street, Suite 202 Littleton, CO 80120
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 798-5235

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 1.01 Entry into a Material Definitive Agreement.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 26, 2007, our Board of Directors (“Board”) appointed Paul E. Rumler to fill a vacancy on the Board until such time that he resigns, is removed, or is otherwise disqualified from serving as one of our directors. We consider Mr. Rumler to be an “independent director.” In connection with his appointment, we granted to him 300,000 five-year options to purchase an equivalent number of shares of our common stock at an exercise price of $0.2458 per share. The options vest in an equal amount every six months over a period of three years.

For more than the preceding five years, Mr. Rumler has been the principal shareholder and the managing shareholder at Rumler Tarbox Lyden Law Corporation, PC, in Denver, Colorado. He is a business attorney, whose areas of practice include general corporate and business planning matters and mergers and acquisitions, primarily in the closely held market place. Mr. Rumler is also a shareholder and a member of the Board of Directors of Stargate International, Inc., a manufacturer located in the Denver, Colorado, metropolitan area.

On July 26, 2007, our Board amended the employment agreement of Bradley M. Colby, our president and chief executive officer. The original employment agreement was effective on November 7, 2005, and was subsequently amended on December 4, 2006. The most recent amendment, which was effective August 1, 2007, contains the following terms: (1) Mr. Colby is a now full-time employee of the Company; (2) his annual base salary is increased from USD$90,000 to USD$174,000; (3) the term of the employment agreement is extended from its original termination date of November 7, 2007, to October 31, 2009; and (4) Mr. Colby and his dependents are to receive the following benefits: group health, vision, and dental insurance. The terms of the amendment are wholly contained in the minutes of our Board’s meeting on July 26, 2007, the relevant section of which is attached hereto as Exhibit 10.1(b).

On July 26, 2007, our Board, with the permission of one of our directors, John Anderson, exchanged his 500,000 options to purchase an equivalent number of shares of our common stock for 350,000 replacement stock options. Our Board also granted to him an additional 300,000 stock options. The replacement options are exercisable at $0.2458 per share. One-third of the replacement options vest immediately and the remaining vest in an equal amount every six months over a period of two years. The additional options are exercisable at the same price and vest in an equal amount every six months over a period of three years.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description of Exhibit
10.1(b)

Excerpt from the minutes of the Board of Directors meeting on July 26, 2007, setting forth the terms of the Second Amendment to Employment Agreement by and between Eternal Energy Corp. and Bradley M. Colby.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETERNAL ENERGY CORP.

Date: September 27, 2007	By:	/s/ Bradley M. Colby
Bradley M. Colby
President and Chief Executive Officer

Exhibit Index

Exhibit	Description of Exhibit
10.1(b)

Excerpt from the minutes of the Board of Directors meeting on July 26, 2007, setting forth the terms of the Second Amendment to Employment Agreement by and between Eternal Energy Corp. and Bradley M. Colby.